As filed with the Securities and Exchange Commission on January 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MEDICINES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	04-3324394
(State of incorporation)	(I.R.S. Employer Identification Number)

8 Campus Drive
Parsippany, New Jersey 07054
(973) 656-1616

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Clive A. Meanwell
Chief Executive Officer
The Medicines Company
8 Campus Drive
Parsippany, New Jersey 07054
(973) 656-1616

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David E. Redlick, Esq.	Paul M. Antinori, Esq.
Stuart M. Falber, Esq.	David J. Carlson, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP	The Medicines Company
60 State Street	8 Campus Drive
Boston, Massachusetts 02109	Parsippany, New Jersey 07054
(617) 526-6000	(973) 656-1616

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	(1)	(1)	(1)	(1)

(1)             The registrant is registering hereby an unspecified number of shares of common stock and is relying on Rules 456(b) and 457(r) under the Securities Act of 1933. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

This prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete. You should refer to the accompanying prospectus supplement or other accompanying offering material for additional important information.

Common Stock

This prospectus relates to shares of our common stock that we may offer and sell at prices and on terms to be determined at or prior to the time of the offering. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We may sell the common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MDCO.”  On January 12, 2007, the last reported sale price of our common stock on the NASDAQ Global Select Market was $33.75 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is January 16, 2007.

In this prospectus, the terms “we,” “our,” and “us” refer to The Medicines Company and its subsidiaries, unless otherwise specified. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information.  We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 on file with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus and any prospectus supplement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control. Although we believe these statements are accurate, we cannot guarantee future results, levels of activity, performance or achievements, and you should not place undue reliance on our forward-looking statements. Our actual results could differ materially from the results discussed in our forward-looking statements. Many important factors could cause or contribute to these differences, including but not limited to the factors referred to under the heading “Risk Factors.”  These important factors include the factors that we identify in the documents that we incorporate by reference in this prospectus. We do not assume any obligation to update any forward-looking statements.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the shares of common stock under this prospectus for general corporate purposes, including sales and marketing, clinical trials and supply of our products, and for potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering. Pending the application of the net proceeds, we intend to invest the net proceeds in investment grade and U.S. government securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of The Medicines Company appearing in our annual report on Form 10-K for the year ended December 31, 2005, including the schedule appearing therein, and The Medicines Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet site at http://www.sec.gov.

Our internet address is www.themedicinescompany.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are also available to you free of charge through the “Investor Relations” section of our website as soon as reasonably practicable after those materials have been electronically filed with, or furnished to, the SEC. Other than the documents filed with the SEC and incorporated by reference into this prospectus, the information contained on our website does not constitute a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC requires us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents

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that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable. The following documents filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

(1)   Our Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-31191);

(2)   Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (File No. 000-31191);

(3)   Our Current Reports on Form 8-K filed on January 20, 2006, January 25, 2006, March 8, 2006, April 26, 2006, June 1, 2006 and December 11, 2006 (File No. 000-31191);

(4)   Our Current Report on Form 8-K/A filed on January 3, 2006 (File No. 000-31191); and

(5)   The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC and declared effective on July 28, 2000 (File No. 000-31191), including any amendment or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of offerings under this prospectus are deemed to be incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference. Requests should be directed to The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, Attention:  Investor Relations, Telephone: (973) 656-1616.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimates.

Amount To Be Paid
SEC registration fee	$ *
Printing and mailing	35,000
Legal fees and expenses	400,000
Accounting fees and expenses	100,000
Miscellaneous	165,000
Total	$700,000

* In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of the registration fee.

Item 15.  Indemnification of Directors and Officers.

Article SEVENTH of the Registrant’s Third Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Article EIGHTH of the Charter provides that each of the Registrant’s directors and officers (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) threatened or brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of the Registrant or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise at the request of the Registrant, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of the Registrant or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise at the request of the Registrant, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification for such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) reasonably incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article EIGHTH of the Charter further provides that the indemnification provided therein is not exclusive.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person has no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement the Registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Registrant, the Registrant’s directors, the Registrant’s officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 16.  Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, state of New Jersey, on January 16, 2007.

THE MEDICINES COMPANY
By:	/s/ Clive A. Meanwell
Clive A. Meanwell
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of The Medicines Company (the “Company”), hereby severally constitute and appoint Clive A. Meanwell, John P. Kelley and Glenn P. Sblendorio, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith, and any and all amendments (including post-effective amendments) to said registration statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date
/s/ Clive A. Meanwell	Chief Executive Officer and Chairman of	January 16, 2007
Clive A. Meanwell	the Board of Directors (Principal Executive Officer)
/s/ Glenn P. Sblendorio	Executive Vice President and Chief	January 16, 2007
Glenn P. Sblendorio	Financial Officer (Principal Financial and Accounting Officer)
/s/ John P. Kelley	President, Chief Operating Officer and	January 16, 2007
John P. Kelley	Director
/s/ William W. Crouse	Director	January 16, 2007
William W. Crouse
/s/ Robert J. Hugin	Director	January 16, 2007
Robert J. Hugin

Signature	Title(s)	Date
/s/ T. Scott Johnson	Director	January 16, 2007
T. Scott Johnson
/s/ Armin M. Kessler	Director	January 16, 2007
Armin M. Kessler
/s/ Robert G. Savage	Director	January 16, 2007
Robert G. Savage
/s/ Melvin K. Spigelman	Director	January 16, 2007
Melvin K. Spigelman
/s/ Elizabeth H.S. Wyatt	Director	January 16, 2007
Elizabeth H.S. Wyatt

EXHIBIT INDEX

Number		Description
1.1	(1)	Form of Underwriting Agreement
3.1	(2)	Third Amended and Retated Certificate of Incorporation of the Registrant, as amended
3.2	(3)	Amended and Restated By-laws of the Registrant
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (see page II-5 of this Registration Statement)

(1)          To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

(2)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A (File No. 000-31191).

(3)          Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-31191).